UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act OF 1934

Date of Report: May 27, 2013
(Date of earliest event reported)

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Workers Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. Office:
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017

(Address of principal executive offices including zip code)

(845) 507-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2013, Leo Li resigned as a member ("Director") of the Board of Directors ("Board") of Zoom Technologies, Inc. (the "Company"). Mr. Li did not resign from the Company's Board as a result of any disagreements with the Company on any matter relating to the Company's operations, policies or practices. Mr. Li was the nominee of Spreadtrum Communications, Inc. ("Spreadtrum") pursuant to such rights granted Spreadtrum in a Stock Purchase Agreement dated October 18, 2011. On May 27, 2013, Spreadtrum nominated Mr. Chin Hung (James) Lo to replace Mr. Li and on May 28, 2013, the Company appointed Mr. Lo to fill the vacancy, until the next annual meeting or special meeting convened for the purpose of electing directors or until such time as Mr. Lo is replaced by a successor.

Mr. Lo is a director of the board of Spreadzoom Technologies, Co. Ltd., a joint venture between the Company and Spreadtrum, since March 2012. Currently there exists no material plan, contract or arrangement between the Company and Mr. Lo.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: May 31, 2013	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer